April 20, 2006

Paradigm Funds Nine Elk Street Albany, New York 12207

Re:  Paradigm Funds, File Nos.  333-100507 and 811-21233

Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 2 to the Paradigm Funds Registration Statement.  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 4 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

THOMPSON HINE LLP

DSM/MVW